                                                                    EXHIBIT 4.37
                                                         LICENSE NO.:TVPH04-2008


                 [Translated from the original Chinese version]

                       SHANGHAI STOCK EXCHANGE AFTER-HOURS
                          TRADING DATA AND STATISTICS
                                LICENSE AGREEMENT



Party A: SSE INFONET LTD.
Address: No.528, Pudong Nan Lu, Shanghai


Party B: Fortune Software (Beijing) Co. Ltd.
Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street,
         Xicheng District, Beijing, China






Whereas:

     Party A hereto is an organization fully authorized by the Shanghai Stock Exchange to distribute stock information of the Shanghai Stock Exchange; Party B is an information management company willing to pay for the distribution of stock information of the Shanghai Stock Exchange at cost.

     Through friendly consultation, both parties hereby enter into this agreement with respect to Party A granting to Party B the license to distribute the Shanghai Stock Exchange TopView After-Hours Trading Data and Statistics.

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                                                         LICENSE NO.:TVPH04-2008

ARTICLE 1.  DEFINITIONS

     1.   "SSE" means the Shanghai Stock Exchange.

     2. "SSE TopView" means the brand used by Party A for its static information products.

     3. "After-Hours Trading Data and Statistics" means the information product developed by SSE based on After-Hours analysis of real trade data on the stock market in accordance with the Securities Law of the Peoples Republic of China and relevant regulations promulgated by China Securities and Regulatory Commission and SSE.

     4. "License for After-Hours Trading Data and Statistics " (hereinafter referred to as the "License") means the certifying documents issued by Party A to Party B, authorizing Party B to distribute After-Hours Trading Data and Statistics within a limited scope and term, and in certain ways.

     5. "Terminal Users" means the end users who receive and use value-added products developed by Party B based on After-Hours Trading Data and Statistics, or special customers who directly receive After-Hours Trading Data and Statistics through Party B.

     6. "User Charge" means the charge by Party A to Party B for After-Hours Trading Data and Statistics according to Appendix I-A or B attached hereto.

     7. "End Users" means the end users who can only use After-Hours Trading Data and Statistics or Party B Products on their own, but cannot provide the foregoing (including derivatives developed based on Party B Products or After-Hours Trading Data and Statistics) to any third party by any means (including without limitation, re-license, transfer, assign, distribute, duplicate, or spread, etc.).

     8. "Party B Products" means value-added products developed by Party B based on After-Hours Trading Data and Statistics

ARTICLE 2.  RECEIVING INFORMATION

     1. Party B shall receive After-Hours Trading Data and Statistics with the receiving methods approved by Party A in writing. If Party B's receiving methods fail to get approval from Party A, Party A is entitled to refuse to transmit After-Hours Trading Data and Statistics to Party B.

     2. If Party B encounters technical problems while receiving After-Hours Trading Data and Statistics, it may contact Party A on a timely basis, and Party A shall assist in solving the problems to enable Party B to obtain After-Hours Trading Data and Statistics in a customary fashion.

     3. Party A has the right to change the transmitting method, but shall notify Party B in writing one month in advance of such change.

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                                                         LICENSE NO.:TVPH04-2008

     4. Regardless of the reason for terminating the transmitting and receiving relations by both parties, in the event of such termination, each party shall return the relevant equipment provided by the other party in good and intact conditions.

ARTICLE 3.  MANAGEMENT OF INFORMATION

     1. Party A agrees that Party B may operate the business in a manner that is within the scope and purposes as specified in Appendix I (License) hereto, and within the term of the License (the License shall be deemed becoming invalid upon the expiration or revocation of the License by Party A in accordance with this agreement).

     2.   Party B agrees to be bound by the following terms and conditions:

               (1) covenants to manage After-Hours Trading Data and Statistics in accordance with this agreement (including the Appendices thereto).

               (2) covenants not to provide all or any part of After-Hours Trading Data and Statistics to any entities or individuals not specified in the License, or use such information in other aspects or purposes, without written approval of Party A.

               (3) Before transmitting After-Hours Trading Data and Statistics or providing Party B Products to users, Party B shall enter into binding agreements with its users which shall expressively specify the rights and obligations of the contracting parties and set forth the following provisions:
                    (A) all intellectual rights with respect to After-Hours Trading Data and Statistics belong to SSE and Party A; (B) SSE and Party A shall bear no liability with respect to the completeness, timeliness, or accuracy of the information provided.

               (4) Party B shall enter into agreements with special users (the special users are End Users permitted by Party A in advance to utilize to After-Hours Trading Data and Statistics, and such End Users shall be entities not individuals) specified under the item "Usage" on the License before transmitting After-Hours Trading Data and Statistics to such special users. Such agreements shall contain provisions requiring such special user to protect the intellectual property rights relating to After-Hours Trading Data and Statistics, including without limitation, requiring such special user not to distribute, spread, transfer or develop derivatives of After-Hours Trading Data and Statistics in any direct or indirect way, or allow other persons to duplicate, distribute, spread, edit, transfer or develop derivatives of After-Hours Trading Data and Statistics in any direct or indirect way.

               (5) Party B shall be responsible for supervising the special users' utilization of After-Hours Trading Data and Statistics. If Party B discovers any violation of the above
                    Item 2(4) of this Article, which is regarded as the infringement on Party A's intellectual property rights by such special user, Party B shall immediately report to Party A and request such special user to stop the infringement immediately. In the meanwhile, Party B shall be responsible for retrieving the benefits such special user gained from the infringement and transfer such benefits to Party A (which shall not preclude the right of Party A to directly retrieve such benefits from the special user). If such special user

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                                                         LICENSE NO.:TVPH04-2008

                    does not stop infringement within the time limit set by Party A, Party B shall immediately suspend transmitting After-Hours Trading Data and Statistics to such special user until Party A acknowledges that such special user has corrected its wrong doing and allows Party B to transmit After-Hours Trading Data and Statistics to such special user.

               (6) covenants not to use all or part of After-Hours Trading Data and Statistics for any illegal purpose, or to provide such information to a third party to be used for any illegal purpose.

               (7) covenants to respect the value of After-Hours Trading Data and Statistics, and to take no unfair competitive measures to manage relevant information such as low-price dumping, sale under cost, etc.

               (8) Party B covenants to provide complete, accurate and timely After-Hours Trading Data and Statistics to its special users; if omissions, errors, or delays occur, it shall promptly remedy such problems and report to Party A, orally and in writing.

               (9) Upon the occurrence of disruption of After-Hours Trading Data and Statistics transmitted by Party A to Party B for any reason, or the disruption of the provision of After-Hours Trading Data and Statistics or Party B Products by Party B to its users for any other reasons, Party B shall make an announcement upon Party A's approval through a media outlet named by Party A in accordance with Party A's requirements, within the time specified by Party A, and shall bear and deal with all the subsequent matters. A sample of the announcement is attached as Appendix III hereto.

               (10) Without written approval from Party A, Party B shall not enter into a sub-license or re-license of After-Hours Trading Data and Statistics License issued by Party A, and shall not sell or purchase such license.

               (11) Without Party A's written approval otherwise, all users of
                    Party B shall only be End Users.

ARTICLE 4.  EXPENSES

     Party B agrees to pay the expenses to Party A in accordance with Appendix I-A "Expense Payment Agreement".

ARTICLE 5.  INTELLECTUAL PROPERTY AND PROTECTION

     1. SSE and Party A have the rights of After-Hours Trading Data and Statistics specified herein and in the License; without Party A's written approval, any organizations or individuals (including Party B, its directors, supervisors, managers or staffs, etc.) shall not save or permanently use After-Hours Trading Data and Statistics (including but not limited to copy, translate, distribute, edit, transfer, license others to use or develop derivatives in any direct or indirect way, etc.).

     2. Party B shall get written approval from Party A before providing test result or announced After-Hours Trading Data and Statistics by Party B to any third party. If Party B provides such information to any third party without Party A's written

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                                                         LICENSE NO.:TVPH04-2008

          approval, upon Party A's warning letter, Party B shall cease such provision; in the event Party B ignores such warning letter and fails to stop such provision by the following day after Party A sends such warning letter, Party A may suspend provision of After-Hours Trading Data and Statistics to Party B directly without bearing any liabilities.

     3. Any Party B Products shall be announced (including but not limited to providing to a third party) or updated to the public only after submitting an announcement or an updating application and other relevant materials to Party A and getting Party A's written approval. Party B shall warrant that the application and materials are true, accurate and complete. Without Party A's written approval, Party B shall not announce or update any Party B Products to the public.

     4. Party B shall accept and cooperate in the regular or irregular technical inspection of Party B Products by Party A or a third party entrusted by Party A. During the term of the agreement, if any Party B Products have serious problems such as a security problem, including but not limited to difficulty of user certification, susceptibility of data being stolen, systems vulnerability, or nonconformity of products to materials submitted to Party A, Party B shall make corrections within the specified time, according to Party A's requirements, after receiving Party A's written notice.

     5. Party B warrants to only use display data provided by Party A for demonstration of relevant products or services to clients. Without written approval of Party A, Party B shall not provide trials of the relevant products to any third party.

     6. Party B shall note on the interface of its users' terminals that the source of After-Hours Trading Data and Statistics is Party A, and the name, number and term of the license certificate issued.

     7. During the data processing of Party B Products , Party B shall prohibit the users saving After-Hours Trading Data and Statistics and files on the users' terminals to prevent effectively the occurrence of the data being transferred or duplicated. Party B shall warrant all or part of After-Hours Trading Data and Statistics will be not be misappropriated though Party B Products.

     8.   As to advertising or public statements of Party B:

               (1) for any relevant text with "SSE", "SSE Infonet Ltd.", "SSE TopView", "After-Hours Trading Data and Statistics" or any introduction to the content of After-Hours Trading Data and Statistics, Party B shall complete the Approval Letter (in accordance with the form attached hereto as Appendix IV) for relevant advertisements or pamphlets and submit it to Party A for approval, at least one working day in advance. Such advertisements and pamphlets shall only be used upon Party A's written approval. Party B shall not use the name, brand, logo (including but not limited to text, patterns or marks, etc.) of SSE or Party A without getting written approval from Party A.

               (2) public statements regarding the License obtained by Party B shall note the number, validity, purposes and scope of the License.

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                                                         LICENSE NO.:TVPH04-2008

               (3) if the License is expired and not extended, or is revoked by Party A, Party B shall not continue to make public statements that After-Hours Trading Data and Statistics are sourced from Party A, and shall not include any information from the former License on the interface of its terminals.

     9. Party B agrees to accept and cooperate with Party A in the supervision of the relevant operations by Party A:

               (1) Before the Party B Products are available online, Party B shall give Party A the access to sales statistics of After-Hours Trading Data and Statistics and value-added products for the convenience of Party A to supervise and examine the sales performance of Party B's distributors from time to time.

               (2) Party B shall submit the statistical reports on the users of After-Hours Trading Data and Statistics and Party B Products on a regular basis to Party A, in accordance with Appendix II of this agreement, "Supervision and Management of Information", and warrant that the data submitted shall be true, complete and accurate.

               (3) Party B shall keep the original material of its users and charges for three (3) years, and warrant that the aforesaid materials shall be complete and accurate.

               (4) Party B shall accept and cooperate with Party A or a third Party entrusted by Party A to make inspections of Party B's income derived from the management of After-Hours Trading Data and Statistics and Party B Products and users of the foregoing (including Party may entrust of relevant personnel to audit the income derived from After-Hours Trading Data and Statistics and Party B Products.) If Party A discovers any cover-up, or omitted or discounted reports of sales volume of Party B, Party B shall not only make up such covered-up, omitted or discounted portion of revenue but also pay to Party A in the amount of ten (10) times of the foregoing as the defaulting fine. In addition, Party A is entitled to ask Party B to bear all reasonable expenses incurred from the inspection (including auditing fees, travel fees, etc.) and ask Party B to make corrections in a limited time period.

     10. Party B shall be responsible for supervising its users to comply with the Item 2 (3) and (4) of Article 3 hereof.

ARTICLE 6.  DISCLAIMERS

     1. SSE and Party A shall bear no liability for completeness, timeliness, or accuracy of the information provided (including but not limited to After-Hours Trading Data and Statistics).

     2. Party B agrees that SSE and Party A bear no liability for abnormal information results or abnormal information transmission for whatever reasons.

     3. Party B undertakes that it will always avoid and eliminate factors which may have an adverse effect on SSE and Party A, such as omission, mistakes, losses, delay and intermissions of information, and that it will protect SSE and Party A from economic

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                                                         LICENSE NO.:TVPH04-2008

          and credit losses, and shall not claim compensations from SSE or Party A for aforesaid reasons in connection herewith.

     4. SSE and Party A shall bear no liability for any business risks Party B may take, or resulting from the management of After-Hours Trading Data and Statistics

     5. SSE and Party A shall bear no liability for any risks Party B or its users may take, or resulting from investments based on After-Hours Trading Data and Statistics.

ARTICLE 7.  LIABILITY FOR BREACH OF AGREEMENT

     1. If Party B breaches the agreement, and fails to remedy such breach within the specified term stated in the written notice and requiring corrections requested by Party A, Party A is entitled to cancel the agreement, and revoke the License. Meanwhile, Party B shall pay any applicable penalty and compensation to Party A in accordance with the agreement, in addition to all payable expenses as stated herein. Party B bears all other liabilities and consequences incurred from such default.

     2. If Party B breaches Item 2 (2) and (10) of Article 3, Party B shall transfer to Party A the earnings from such breach, and shall pay any applicable defaulting fine to Party A (which shall be equivalent to twice the earnings from the breach); meanwhile, Party B shall take prompt and effective measures to terminate such breach.

     3. If Party B breaches the covenants as set forth in Item 2 (4) and (5) of Article 3, the loss of Party A caused by the infringement of such customers shall be bore by Party B.

     4. If Party B fails to pay for the relevant expenses in accordance with the time stated herein, Party B shall pay 0.3% of all past due payments per day as the defaulting fine (calculated from the due date). If Party B fails to pay after Party A's call, Party A shall be entitled to cancel this agreement, revoke the License, and cease to provide After-Hours Trading Data and Statistics to Party B. Meanwhile, Party B shall pay a defaulting fine to Party A, equivalent to twice of past due payments, and compensate Party A for other losses incurred from such default.

     5. Except for liabilities due to breaches of this agreement set forth above in the above item 2, 3, and 4 of this Article and Item 9(4) of
          Article 5 hereof, if Party B fails to perform other terms herein, Party B shall pay a defaulting fine to Party A (equivalent to twice the amount of the monthly base fee stated in Appendix I-A "Payment Agreement"); if there are any losses of Party A as a result of such breach, Party B shall compensate Party A for all losses.

     6. Once Party A discovers that Party B breaches Item 7 of Article 5 hereof, Party A shall be entitled to stop transmitting After-Hours Trading Data and Statistics to Party B immediately and Party A shall bear no liabilities for such termination. However, Party B shall bear all the loss and liabilities resulting from such breach. .

ARTICLE 8. EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE AGREEMENT

     1. This agreement shall be effective when signed and stamped by a legal representative or an authorized representative of both parties. The term of this agreement is three (3) years. If for six (6) consecutive months, the aggregate amount of revenue to be

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                                                         LICENSE NO.:TVPH04-2008

          distributed to Party A, which is derived from the sales revenue of Party B is not higher than the aggregate amount of base fees payable to Party A for such six months (see Item 1 of Article 2 of the Appendix I-A attached hereto for details on the base fees), Party A is entitled to terminate this agreement and revoke the License at any time.

     2. Any provisions herein shall only be modified with written approval from both parties; any modified provisions confirmed in written form shall be deemed to be an integral part of the agreement. The License shall be changed in the event of major modification.

     3. Upon the expiration of Appendix I hereto, Appendix I-A shall also be terminated. Party B may make a written application to Party A for an extension or change of the license thirty (30) business days prior to the expiration of the License. Upon the approval of Party A, both parties may extend Appendix I-A. Upon the extension of the aforesaid Appendix I-A and Party B's payment specified in Appendix I-A, Party A will issue a new term License to Party B, and the agreement will also extend in accordance with the valid term specified in the new license. Both parties shall perform all rights and obligations in accordance with this agreement, as modified by additional content agreed upon by both parties.

     4. If this agreement expires or Party A does not give approval for the renewal of the license, Party A will cease to provide After-Hours Trading Data and Statistics to Party B, and Party B shall not continue to manage After-Hours Trading Data and Statistics.

     5. Upon the termination of this agreement, Party B shall pay all expenses to Party A in accordance with this agreement (including but not limited to the expenses which are due but Party B has failed to pay, any defaulting fine, compensations, or payable expenses which are not yet due) within ten (10) business days prior to the termination of the agreement. If Party B fails to make a payment in time, Party B shall pay 0.3% of the payable expenses per day as a defaulting fine to Party A, after the due date.

     6. Articles 5, 6 and 7 herein will not become invalid even if the remaining sections herein are found to be invalid, or this agreement is terminated.

ARTICLE 9.  DISPUTE RESOLUTION

     Any dispute that arises from the performance of this agreement or in connection herewith, shall be settled though friendly consultation by both parties; if the dispute is not settled through friendly consultation, both parties agree to submit the dispute to People's Court at the place of Party A for settlement. All reasonable expenses of either party, including attorneys' fees, auditing fees, travel fees, etc, shall be borne by the losing party.

ARTICLE 10. APPENDIX TO THE AGREEMENT

     The appendices included hereto have the same legal force as this agreement. Appendices include the following documents and other documents signed during the performance of the agreement:

     Appendix I: After-Hours Trading Data and Statistics License Certificate;

     Appendix I-A: Expense Payment Agreement;

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                                                         LICENSE NO.:TVPH04-2008

     Appendix I --B: Pricing Scheme for TopView After-Hours Trading Data and Statistics

     Appendix II: Agreement on Supervision and Management of Information Operation;

     Appendix III: Announcement (Sample);

     Appendix IV: Approval Letter for Relevant Advertisements or Pamphlets (Sample)

ARTICLE 11. MISCELLANEOUS

     1. This agreement is governed by laws and regulations of PRC (excluding Hong Kong, Macau, and Taiwan), regulations of China Securities Regulatory Commission and the rules of SSE. If any change in relevant regulations occurs, the relevant provisions herein are changed accordingly without conditions.

     2. Notices or documents issued by both parties may be delivered by hand, post or in other ways. The addresses of the addressees are as indicated herein.

     3. Notices or documents shall be deemed to have been effectively given as of the following dates:

               (1) if delivered by hand, the served date shall be the signed date on the receipt.

               (2) if delivered by post, the served date shall be the date noted on the return of service.

     4.   Contact Information:

               (1)  Party A: SSE Infonet Ltd.

                    Address: Building 12, Nantai, No. 528, Pudong Nan Lu, Shanghai, China 200120

               (2)  Party B: Fortune Software (Beijing) Co. Ltd.

                    Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing, China

                    Attn: Ma Linghai

                    Tel: 010-58325300

     5. Upon the effectiveness of this agreement, this agreement shall supersede all previous relevant agreements by both parties on TopView license, including but not limited to any written or oral agreements, contracts, consultations, representations, plans, and appendices, etc.

     6. All the headings herein are for the convenience of reading, and shall not affect the interpretation and meaning of the agreement.

     7.   This agreement is executed in four (4) originals. Each party holds two
          (2) originals. Each original has equal legal effect.

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                                                         LICENSE NO.:TVPH04-2008

PARTY A: SSE INFONET LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

PARTY B: FORTUNE SOFTWARE (BEIJING ) CO. LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

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                                                         LICENSE NO.:TVPH04-2008

APPENDIX I:

               SSE TOPVIEW AFTER-HOURS TRADING DATA AND STATISTICS
                               LICENSE CERTIFICATE

                                                        License No.: TVPH04-2008



NAME OF LICENSEE: Fortune Software (Beijing ) Co. Ltd.

ADDRESS OF LICENSEE: Floor 9, Tower C, Corporate Square, No. 35 Financial Street

LEGAL REPRESENTATIVE OF LICENSEE: Zhao Zhiwei

LICENSED PRODUCT INFORMATION: After-Hours Trading Data and Statistics

PURPOSE:

     (1) May utilize the licensed information product to develop value-added products and transmit such value-added products to End Users through internet; the End Users may utilize such value-added products through special terminals and display software, but cannot receive all or part of the information product licensed by this certificate through any method;

     (2) May transmit the licensed information product to special users recognized by the Licensor as well as utilize the licensed information product to provide to special users value-added development services. Special users refer to those End Users permitted by the Licensor to use After-Hours Trading Data and Statistics in advance, who must be entities not individuals.

SCOPE: China Mainland (excluding Hong Kong, Macau, and Taiwan)

TERM: from January 1, 2008 to December 31, 2008

DATE OF ISSUE: January 1, 2008

LICENSOR: SSE Infonet Ltd.

Appendix I --A and B attached hereto:

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APPENDIX I- A.

             EXPENSE PAYMENT AGREEMENT TO LICENSE (No: TVPH04-2008)

     I.   User Charge shall be calculated as follows:

          1. The price of products sold to entity users shall be determined by both parties through consultations. Party B shall submit the price of products for Party A's approval prior to applying such prices. Party A and Party B shall distribute the sales revenues according to this agreement, the details of the distribution scheme is set forth in Appedix I-B, "Pricing Schemen of TopView After-Hours Trading Data and Statistics" attached hereto.

          2.   The User Charge shall be calculated on a monthly basis.

     II.  Party B shall pay Party A User Charge calculated as follows:

          After Party B obtains the License, it shall pay Party A User Charge on monthly basis. The base fee for each month shall be RMB 800,000 ("Base Fee"). If the monthly User Charge calculated according to Article 1 of this agreement exceeds the Base Fee (i.e. RMB 800,000), Party B shall pay Party A the actually incurred User Charge of such month, otherwise the Base Fee shall apply.

     III. Payment Agreement

     Party B shall remit the payment hereunder to the bank of deposit and account designated by Party A, in accordance with the following dates and amounts.

     1. Party B shall pay the Base Fee for the current month plus the exceeding portion of the Base Fee for the previous month before the fifth working day of each month.

     2.   Bank account information of Party A:

          Bank of Deposit: Shanghai Branch of China Merchants Bank

          Owner of Account: SSE Infonet Ltd.

          Bank Account: 06945-65808018001

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PARTY A: SSE INFONET LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

PARTY B: FORTUNE SOFTWARE (BEIJING ) CO. LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

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APPENDIX I- B.

       PRICING SCHEME FOR TOPVIEW AFTER-HOURS TRADING DATA AND STATISTICS

I.   TYPE OF DATA PROVIDED BY TOPVIEW

Party B may provide to users four types of data including T+1 daily data, T+2 daily data, weekly data and monthly data.

1.   Daily Data:

Party B may control in its self-developed products the frequency of daily data it provides to users. Based on different frequencies, the daily data may be divided into two categories, i.e. T+1 and T+2.

T+1 daily data: refers to the TopView After-Hours Trading Data and Statistics of the previous trading day reported by Party A after closing of the stock market on T day.

T+2: refers to the TopView After-Hours Trading Data and Statistics of the day before previous trading day reported by Party A after closing of the stock market on T day.

2. Weekly Data: means the TopView After-Hours Trading Data and Statistics of the current week reported by Party A after closing of the stock market of each week.

3. Monthly Data: means the TopView After-Hours Trading Data and Statistics of the current month reported by Party A after closing of the stock market of each month.

II.  DATA UTILIZATION AND PRICING

     Party B will utilize the TopView After-Hours Trading Data and Statistics in two forms, i.e. in the form of terminals and other forms.

1. If Party B utilizes the TopView After-Hours Trading Data and Statistics in the form of terminals, it shall pay relevant fees to Party A as follows:

     a. If only using terminals of monthly data, Party B shall pay Party A RMB 2,000 for each terminal annually;
     b. If only using terminals of weekly data, Party B shall pay Party A RMB 4,000 for each terminal annually;
     c. If only using terminals of T+2 daily data, Party B shall pay Party A RMB 6,000 for each terminal annually; and
     d. If only using terminals of T+1 daily data, Party B shall pay Party A RMB 8,000 for each terminal annually.

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2.   If Party B utilizes the TopView After-Hours Trading Data and Statistics in
     other forms (including in the form of clicking on the search function and only using partial data, etc.), Party B shall pay Party A 30% of sales revenue.

III. MINIMUM FEE PAYMENT REQUEST

     After settlement of accounts on a monthly basis, Party B shall pay Party A relevant fees according to Appendix I-A and I-B, which shall not be lower than RMB 800,000 per month ("Base Fee"), i.e., where the fees payable by Party B to Party A is less than RMB 800,000, such Base Fee shall apply.

IV.  DISCOUNT AWARDS

     In order to encourage Party B to expand its business on the market, Party A will give Party B certain discount awards with respect to fees exceeding the Base Fee. In particular, as for the portion exceeding 0%--50% of the Base Fee, Party A will return to Party B 5% of such exceeding portion; as for the portion exceeding 50%--100% of the Base Fee, Party A will return to Party B 5% of such exceeding portion; as for the portion exceeding 100% of the Base Fee, Party A will return to Party B 15% of such exceeding portion.

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APPENDIX II:

               AGREEMENT ON SUPERVISION AND INFORMATION OPERATION

1. Party B shall provide detailed data of End Users as to the real time use, in accordance with the methods, forms and content specified by Party A.

2. Party B shall submit the Monthly Statistics Report of Users to Party A by 10:00 am of the first working day of each month, stating the detail of the use of After-Hours Trading Data and Statistics by its End Users.

3. A Monthly Statistics Report of Users shall be submitted in written form with Party B's signature and seal, in the following forms and content:

                       Monthly Statistics Report of Users

Filing Date:

     1. Party B's products:

          (1) aggregate entity users of previous month: _________ ; aggregate entity users of previous year: _________ ;

          (2) aggregate individual users of previous month:_________; aggregate individual users of previous year: _________ ;

          (3) aggregate special users of previous month:_________; aggregate special users of previous year:_________. (If this item is zero, please provide the name of the special user, amount of charges and reasons of above users, a separate form may be attached.)

     2. After-Hours Trading Data and Statistics: Aggregate entity users of previous month:_________; aggregate entity users of previous year:________________.

     3.   Total User Charge of the previous month:

Person to submit:____________

Date:___________

Company (Seal):

Notes:

Date: the form shall be yyyy/ mm. The month means the month of submission. The statistics of End Users of all categories shall follow the methods required by Party A.

Aggregate user number of the previous month: means the number of users who receive information services relating to After-Hours Trading Data and Statistics and from whom Party A receives the User Charge in accordance with the sales price and allocation of revenue agreed to by Party A and Party B;

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Aggregate special user number of the previous month: means the number of special users who receive information services relating to After-Hours Trading Data and Statistics after obtaining prior permission of Party A for special reasons and from whom Party A receives special User Charge in accordance with the sales price and relevant allocation of revenue agreed to by Party A and Party B;

Total User Charge: means the total User Charges payable to Party A by Party B in accordance with the aggregate total number of each item.

4. Contacting Information during the Performance of the Agreement

Operation Monitoring Port:

[ ] website visit   link:

[ ] special terminal (including installation software package)

Financial contact:

Tel:

e-mail:

Technical contact:

Tel:

e-mail:

Emergency contact.:

Emergency call:

5. Party A is entitled to make adjustments to the abovementioned agreement based on actual conditions.



PARTY A: SSE INFONET LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

PARTY B: FORTUNE SOFTWARE (BEIJING ) CO. LTD. (Company Seal)

Signature of Authorized Person:____________________

Date: December 26, 2007

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APPENDIX III:

                              ANNOUNCEMENT (SAMPLE)

     This is to announce that, After-Hours Trading Data and Statistics provided by _________was suspended as of ___ (time) of_____(DD/MM/ YYYY). The reason is
___________.


Fortune Software (Beijing) Co. Ltd.

Date:_______________________

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APPENDIX IV:

           INVITATION LETTER FOR RELEVANT ADVERTISEMENTS OR PAMPHLETS
                                    (Sample)

Subject and Purpose for Advertisement or Publicity:

--------------------------------------------------------------------------------

Distribution Channel:

[ ]Web, Website address;
[ ]Radio Station, TV, Name of the radio station, TV station or channel;
[ ]Print Media, Name of the print media and layout;
[ ]Fax;
[ ]E-mail;
[ ]Others

Contents:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distribution Time:

--------------------------------------------------------------------------------

Distribution Scope:

--------------------------------------------------------------------------------
Notes:

1. "Contents" shall state the places in the advertisement or pamphlets that contain actual text or implications of "SSE", "SSE Infonet Ltd.", "After-Hours Trading Data and Statistics", or relevant introduction to After-Hours Trading Data and Statistics content.

2. A sample of the advertisement or pamphlet is submitted as an attachment.


                           Applicant (seal): Fortune Software (Beijing) Co. Ltd.

                           Date:_____________

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